                                                                    Exhibit 4.15

                                 [FORM OF NOTE]

    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 1997 NOTES IN CERTIFICATED FORM, THIS 1997 NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.](1)

    FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS 1997 NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT AT
MATURITY OF THIS 1997 NOTE, (1) THE ISSUE PRICE IS $        ; (2) THE AMOUNT OF
ORIGINAL ISSUE DISCOUNT IS $        ; (3) THE ISSUE DATE IS
                    ; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY)
IS    %.

------------------------

(1) These paragraphs are to be included only if the Note is in global form.

                                                             CUSIP NO.:

                           CELLNET DATA SYSTEMS, INC.

                         % SENIOR DISCOUNT NOTES DUE 2007

NO.                                                                  $        **

    CELLNET DATA SYSTEMS, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay to Cede
& Co. or registered assigns, the principal sum of             Dollars, on the
Maturity Date.

    Issue Date: September   , 1997.

    Maturity Date: October 1, 2007.

    Accretion Rate through Full Accretion Date:    % per annum.

    Interest Rate after Full Accretion Date:    % per annum.

    Full Accretion Date: October 1, 2002.

    Interest Payment Dates: April 1 and October 1, commencing April 1, 2003.

    Record Dates: March 15 and September 15.

    This note is one of a class of    % Senior Discount Notes due 2007 (the
"1997 Notes").

    Reference is made to the further provisions of this 1997 Note contained herein, which will for all purposes have the same effect if set forth at this place.

------------------------

** To be increased and decreased in accordance with the Schedule of Exchanges related hereto, but in no event to exceed, in combination with the Global
    1997 Note identified by CUSIP No. [     ] [and all the Physical 1997 Notes
    identified by CUSIP No. [     ]],, $        in aggregate principal amount at
    maturity.

    IN WITNESS WHEREOF, the Company has caused this 1997 Note to be signed manually or by facsimile by its duly authorized officers.

                                CELLNET DATA SYSTEMS, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

Dated: September   , 1997

CERTIFICATE OF AUTHENTICATION

    This is one of the Notes referred to in the within-mentioned Indenture.

                                THE BANK OF NEW YORK,
                                as Trustee

                                By:
                                     -----------------------------------------
                                     Authorized Signatory

Date of Authentication: September   , 1997

                             (REVERSE OF SECURITY)
                         % SENIOR DISCOUNT NOTES DUE 2007

        1. INTEREST. CELLNET DATA SYSTEMS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this 1997 Note (as defined) at the rate per annum shown above. Cash interest on the 1997 Notes will neither accrue nor be due and payable prior to September 15, 2002. Interest on the 1997 Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from September 15, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

        2. METHOD OF PAYMENT. The Company shall pay interest on the 1997 Notes to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the 1997 Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender 1997 Notes to the Paying Agent (as defined) to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3. PAYING AGENT, AND REGISTRAR; DEPOSITARY. Initially, The Bank of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Depository Trust Company will act as depository for the 1997 Notes.

        4. INDENTURE. The Company issued the 1997 Notes under an Indenture, dated as of June 15, 1995 (as heretofore supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture (whether directly or indirectly by reference) unless otherwise defined herein. This 1997 Note is one of a duly authorized issue of Initial Notes of the Company,
    designated as the   % Senior Discount Notes Due 2007 (the "1997 Notes"). The
    Maximum Issuance Amount of the 1997 Notes is            The 1997 Notes
    include the 1997 Notes issued on the Issue Date (the "Initial Notes") and the Exchange Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement dated
    as of September   , 1997 among the Company and the initial Holders of the
    1997 Notes. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The terms of the 1997 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the 1997 Notes are subject to all such terms, and

    Holders of the 1997 Notes are referred to the Indenture and the TIA for a statement of them. The 1997 Notes are general unsecured obligations of the Company.

        5. INDENTURE. Each Holder, by accepting a 1997 Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

        6.  REDEMPTION.

    (a) OPTIONAL REDEMPTION. The 1997 Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after September 15, 2002 at the following redemption prices (expressed in percentages of the aggregate principal amount at maturity) if redeemed during the twelve-month period commencing on September 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                            PERCENTAGE
--------------------------------------------------------------  -----------
2002..........................................................        [  ]%
2003..........................................................        [  ]
2004 and thereafter...........................................      100.00

    (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING. In the event that the Company consummates a Public Equity Offering, the Company may, at its option, redeem prior to September 15, 2000, from the proceeds of such Public Equity Offering received by the Company, up to 25% of the aggregate principal amount at maturity of the 1997 Notes originally
       issued at a redemption price equal to   % of the Accreted Value thereof
       plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that (1) such Public Equity Offering yields gross proceeds of at least $25 million, (2) such redemption may only be effected to the extent that immediately after such redemption not less than 75% in aggregate principal amount of the 1997 Notes originally issued remain outstanding (it being expressly agreed that, for purposes of determining whether this condition is satisfied, 1997 Notes owned (beneficially or otherwise) by the Company or any of its Affiliates shall not be deemed to be outstanding) and (3) such redemption is effected not more than 60 days after the consummation of such Public Equity Offering.

    The 1997 Notes are not entitled to the benefit of any sinking fund.

        7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of 1997 Notes to be redeemed at such Holder's registered address. 1997 Notes in denominations larger than $1,000 of principal amount at maturity may be redeemed in part.

    Except as set forth in the Indenture, if monies for the redemption of the 1997 Notes called for redemption shall have been deposited with the Paying Agent for redemption on the applicable Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the 1997 Notes called for redemption will cease to bear interest or accumulate Accreted Value, as the case may be, from and after such Redemption Date and the only right of the Holders of such 1997 Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

        8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the 1997 Notes in accordance with the procedures set forth in the Indenture.

        9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, the Company will be obligated, within 180 days after the Issue Date of this 1997 Note, to consummate an exchange offer pursuant to which the Holder of this 1997 Note shall have the right to exchange this 1997 Note for the Company's Exchange Notes (as defined in the Registration Rights Agreement), which have been registered under the Securities Act, in like principal amount at maturity and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        10. DENOMINATIONS; TRANSFER; EXCHANGE. The 1997 Notes are in registered form, without coupons, and (except 1997 Notes issued as payment of interest) in denominations of $1,000 in principal amount at maturity and integral multiples of $1,000 in amounts in excess thereof. A Holder shall register the transfer or exchange of 1997 Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 1997 Notes or portions thereof selected for redemption.

        11. PERSONS DEEMED OWNERS. The registered Holder of a 1997 Note shall be treated as the owner of it for all purposes.

        12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. Thereafter, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the 1997 Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the 1997 Notes with respect to the 1997 Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the 1997 Notes).

        14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture may be amended or supplemented with respect to the 1997 Notes with the written consent of the Holders of not less than a majority in aggregate Accreted Value or, as the case may be, principal amount at maturity, of the 1997 Notes then outstanding and the 1997 Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in Accreted Value or, as the case may be, principal amount at maturity, of the 1997 Notes then outstanding. Subject to certain exceptions set forth in the Indenture, any Default or Event of Default or noncompliance with any provision of the Indenture may be waived with respect to the 1997 Notes with the written consent of the Holders of not less than a majority in aggregate Accreted Value or, as the case may be, principal amount at maturity, of the 1997 Notes then outstanding and any Default or Event of Default with respect to the 1997 Notes may be waived with the written consent of not less than a majority in aggregate Accreted Value or, as the case may be, principal amount at maturity of the 1997 Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the 1997 Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated 1997 Notes in addition to or in place of certificated 1997 Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a 1997 Note.

        15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, Incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of its Restricted Subsidiaries, and on the ability of the Company and its Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

        16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the 1997 Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

        17. DEFAULTS AND REMEDIES. If an Event of Default with respect to the 1997 Notes occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the 1997 Notes then outstanding may declare all the 1997 Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of 1997 Notes may not enforce the Indenture or the 1997 Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the 1997 Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate Accreted Value, or as the case may be, principal amount at maturity of the 1997 Notes then outstanding to direct the Trustee in its exercise of any trust or power with respect to the Indenture or the 1997 Notes. The Trustee may withhold from Holders of 1997 Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

        18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 1997 Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

        19. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the 1997 Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a 1997 Note by accepting a 1997 Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 1997 Notes.

        20. AUTHENTICATION. This 1997 Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this 1997 Note.

        21. GOVERNING LAW. This 1997 Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

        22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a 1997 Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        23. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 1997 Notes as a convenience to the Holders of the 1997 Notes. No representation is made as to the accuracy of such numbers as printed on the 1997 Notes and reliance may be placed only on the other identification numbers printed hereon.

    The Company will furnish to any Holder of a 1997 Note upon written request and without charge a copy of the Indenture, which has the text of this 1997 Note in larger type. Requests may be made to: CellNet Data Systems, Inc., 125 Shoreway Road, San Carlos, California 94070, Attn: General Counsel.

                                ASSIGNMENT FORM

    If you the Holder want to assign this 1997 Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this 1997 Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint____________________________________________________
agent to transfer this 1997 Note on the books of the Company. The agent may substitute another to act for him/her.

Dated:_________________________      Signed:_______________________________________________________________
                                     (Sign exactly as your name appears on the other side of this 1997 Note)

Signature Guarantee: _________________________________________________

    In connection with any transfer of this 1997 Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act covering resales of this 1997 Note (which effectiveness shall not have been suspended or
terminated at the date of the transfer) and (ii) March   , 1998, the
under-signed confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[CHECK ONE]

(1)           --      to the Company or a Subsidiary thereof; or

(2)           --      pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)           --      to an institutional "accredited investor" (as defined, in Rule 501(a)(1), (2), (3)
                      or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)           --      outside the United States to a "foreign person" in compliance with Rule 904 of
                      Regulation S under the Securities Act; or

(5)           --      pursuant to the exemption from registration provided by Rule 144 under the
                      Securities Act; or

(6)           --      pursuant to an effective registration statement under the Securities Act; or

(7)           --      pursuant to another available exemption from the registration requirements of the
                      Securities Act.

and unless the box below is checked, the undersigned confirms that such 1997
Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

    / / The transferee is an Affiliate of the Company.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 1997 Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the 1997 Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this 1997 Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:_________________________      Signed:_______________________________________________________________
                                     (Sign exactly as your name appears on the other side of this 1997 Note)

Signature Guarantee: _________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

    The undersigned represents and warrants that it is purchasing this 1997 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------------------------   --------------------------------------------
                                              NOTICE: To be executed by an executive
                                                      officer

                       OPTION OF HOLDER TO ELECT PURCHASE

    If you want to elect to have this 1997 Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                             Section 4.15    [    ]
                             Section 4.16    [    ]

    If you want to elect to have only part of this 1997 Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$___________________________


Dated:
                                     NOTICE: The signature on this assignment must
                                             correspond with the name as it appears upon the face
                                             of the within 1997 Note in every particular
                                             without alteration or enlargement or any
                                             change whatsoever and be guaranteed.

Signature Guarantee:___________________________________________________